Calculation of Filing Fee Tables
S-4
Lineage, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.250% Senior Notes due 2030	Other	500,000,000		$ 500,000,000.00	0.0001381	$ 69,050.00
Fees to be Paid	2	Other	Guarantees of 5.250% Senior Notes due 2030	Other				0.0001381	$ 0.00
Fees to be Paid	3	Debt	4.125% Senior Notes due 2031	Other	821,170,000		$ 821,170,000.00	0.0001381	$ 113,403.58
Fees to be Paid	4	Other	Guarantees of 4.125% Senior Notes due 2031	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,321,170,000.00		$ 182,453.58
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 182,453.58
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act"). Represents the aggregate principal amount of Lineage OP, LP's new 5.250% Senior Notes due 2030 to be offered in the exchange offer to which this registration statement relates. The 5.250% Senior Notes due 2030 are being issued by Lineage OP, LP.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	500,000,000	$ 1.00	$ 500,000,000.00			$ 500,000,000.00

[2]	See Offering Note 1. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees of the 5.250% Senior Notes due 2030. The guarantees are being issued by Lineage, Inc., Lineage Logistics Holdings, LLC, Lineage Logistics, LLC, Lineage Logistics Services, LLC, Lineage Logistics Canada Holdings, LLC, Lineage AUS RE Holdings, LLC, Columbia Colstor, Inc., Lineage Columbia Mezz, LLC, Lineage Logistics MTC, LLC, Lineage WA Columbia RE, LLC, Lineage Europe Finco B.V., Lineage Treasury Europe B.V., Boreas Logistics Holdings B.V., Lineage Logistics Canada Holdings Ltd. and Emergent Cold Midco Pty Ltd. (ACN 622 098 293).

[3]	Rule 457(f) Fee Calculation Details

Calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act"). Represents the aggregate principal amount of Lineage Europe Finco B.V.'s new 4.125% Senior Notes due 2031 to be offered in the Exchange Offer. The 4.125% Senior Notes due 2031 are being issued by Lineage Europe Finco B.V. Amounts are based on the December 12, 2025 euro/U.S. dollar exchange rate of EUR1.00 = $1.1731.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	821,170,000	$ 1.00	$ 821,170,000.00			$ 821,170,000.00

[4]	See Offering Note 3. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees of the 4.125% Senior Notes due 2031. The guarantees are being issued by Lineage, Inc., Lineage OP, LP, Lineage Logistics Holdings, LLC, Lineage Logistics, LLC, Lineage Logistics Services, LLC, Lineage Logistics Canada Holdings, LLC, Lineage AUS RE Holdings, LLC, Columbia Colstor, Inc., Lineage Columbia Mezz, LLC, Lineage Logistics MTC, LLC, Lineage WA Columbia RE, LLC, Lineage Treasury Europe B.V., Boreas Logistics Holdings B.V., Lineage Logistics Canada Holdings Ltd. and Emergent Cold Midco Pty Ltd. (ACN 622 098 293).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A